EXHIBIT 99.1

Priority Investor Inquiries:
Chris Kettmann
chris.kettmann@dentonsglobaladvisors.com
(773) 497-7575

Priority Technology Holdings, Inc. Announces Fourth Quarter and Full Year 2023 Financial Results
Strong Fourth Quarter Growth Driven by Performance Across Diverse Business Segments
ALPHARETTA, GA - March 12, 2024 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), the platform for unified commerce that delivers integrated payments and banking services at scale, today announced its fourth quarter and full year 2023 financial results including strong year-over-year diversified revenue growth.
Highlights of Consolidated Results
Fourth Quarter 2023 Compared with Fourth Quarter 2022
Financial highlights of the fourth quarter of 2023 compared with the fourth quarter of 2022, are as follows2:
•Revenue of $199.3 million increased 12.2% from $177.6 million
•Adjusted gross profit (a non-GAAP measure1) of $72.9 million increased 19.5% from $61.0 million
•Adjusted gross profit margin (a non-GAAP measure1) of 36.6% increased 230 basis points from 34.3%
•Operating income of $22.0 million increased 21.1% from $18.2 million
•Adjusted EBITDA (a non-GAAP measure1) of $44.6 million increased 12.2% from $39.8 million
Full Year 2023 Compared with Full Year 2022
Financial highlights of the Full Year of 2023 compared with the Full Year of 2022, are as follows2:
•Revenue of $755.6 million increased 13.9% from $663.6 million
•Adjusted gross profit (a non-GAAP measure1) of $275.3 million increased 21.3% from $226.9 million
•Adjusted gross profit margin (a non-GAAP measure1) of 36.4% increased 220 basis points from 34.2%
•Operating income of $81.5 million increased 45.2% from $56.2 million
•Adjusted EBITDA (a non-GAAP measure1) of $168.3 million increased 20.0% from $140.3 million
(1)See "Non-GAAP Financial Measures" and the reconciliations of Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Margin (non-GAAP), and Adjusted EBITDA, to their most comparable GAAP measures provided below for additional information.
(2)Certain amounts/percentages may not add mathematically due to rounding.

"We delivered record fourth quarter and full year 2023 results, driven by continued strength in SMB acquiring, B2B payables and Enterprise payments," said Tom Priore, Chairman & CEO of Priority. "Everything we’ve done over the past several years – from the significant early investment in our technology infrastructure, to our focus on diversifying our offering through countercyclical assets, to our acquisition of Plastiq – was done with intention and purpose, to provide our customers with an elegant, unified commerce experience combining our core pillars of acquiring, banking and payables on a single platform. Our results demonstrate that we are achieving that goal."
Full Year 2024 Financial Guidance
Based on a combination of results for the full year ended December 31, 2023 and the forecasted results for the year, the Company has provided its outlook for the full year 2024 as follows:
•Revenue forecast to range between $875 million to $890 million, a growth rate of 16% to 18%, compared to fiscal 2023 results
•Adjusted EBITDA (a non-GAAP measure) forecast to range between $193 million to $198 million, a growth rate of 15% to 18% compared to fiscal 2023 results
•Adjusted gross profit (a non-GAAP measure) forecast to range between $325 million and $335 million, a growth rate of 18% to 22% compared to fiscal 2023 results

Conference Call
Priority's leadership will host a conference call on Tuesday, March 12, 2024 at 11:00 a.m. EDT to discuss its fourth quarter and full-year 2023 financial results. Participants can access the call by phone in the U.S. or Canada at (833) 636-1319 or internationally at (412) 902-4286.
The Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/qdxgveed and will also be posted in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.
An audio replay of the call will be available shortly after the conference call until March 19, 2024 at 2:00 p.m. EDT. To listen to the audio replay, dial (877) 344-7529 or (412) 317-0088 and enter conference ID number 1993467. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.

Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Margin
The Company's adjusted gross profit metric represents revenues less cost of revenue (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenues	$199,279	$177,555	$755,612	$663,641
Cost of revenue (excluding depreciation and amortization)	(126,378)	(116,566)	(480,307)	(436,753)
Adjusted gross profit	$72,901	$60,989	$275,305	$226,888
Adjusted gross profit margin	36.6%	34.3%	36.4%	34.2%
Depreciation and amortization of revenue generating assets	(3,638)	(2,762)	(12,628)	(10,355)
Gross profit	$69,263	$58,227	$262,677	$216,533
Gross profit margin	34.8%	32.8%	34.8%	32.6%

EBITDA and Adjusted EBITDA
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net loss	$(106)	$(1,312)	$(1,311)	$(2,150)
Interest expense	20,647	16,272	76,108	53,554
Income tax expense	1,913	3,517	8,463	5,350
Depreciation and amortization	15,092	18,006	68,395	70,681
EBITDA	37,546	36,483	151,655	127,435
Selling, general and administrative (non-recurring)	5,256	1,284	9,825	6,639
Non-cash stock-based compensation	1,585	2,024	6,768	6,228
Non-cash other losses	250	—	84	—
Adjusted EBITDA	$44,637	$39,791	$168,332	$140,302

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

(in thousands)	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Selling, general and administrative expenses (non-recurring):
Non-cash restructuring costs	$3,530	$—	$3,530	$—
Certain legal fees	752	340	3,005	916
Professional, accounting and consulting fees	204	641	2,138	1,300
Other expenses, net	370	131	702	3,179
Change in the fair value of contingent consideration	—	172	—	1,244
Litigation settlement	400	—	450	—
	$5,256	$1,284	$9,825	$6,639

Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

About Priority Technology Holdings, Inc.
Priority is a solution provider in Payments and Banking as a Service operating at scale with 860,000 active customers across its SMB, B2B and Enterprise channels processing $120 billion in annual transaction volume and providing administration for $900 million in deposits. Priority’s purpose-built technology enables clients to collect, store, lend and send money and provides customers the acceptance and AP payment applications and Passport financial tools that best optimize their cash flow and maximize working capital. Additional information can be found at www.prioritycommerce.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2023 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 12, 2024. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenues	$199,279	$177,555	$755,612	$663,641
Operating expenses
Cost of revenue (excludes depreciation and amortization)	126,378	116,566	480,307	436,753
Salary and employee benefits	21,688	16,846	79,974	65,077
Depreciation and amortization	15,092	18,006	68,395	70,681
Selling, general and administrative	14,084	7,938	45,412	34,965
Total operating expenses	177,242	159,356	674,088	607,476
Operating income	22,037	18,199	81,524	56,165
Other (expense) income
Interest expense	(20,647)	(16,272)	(76,108)	(53,554)
Other income, net	417	278	1,736	589
Total other expense, net	(20,230)	(15,994)	(74,372)	(52,965)
Income before income taxes	1,807	2,205	7,152	3,200
Income tax expense	1,913	3,517	8,463	5,350
Net loss	(106)	(1,312)	(1,311)	(2,150)
Less: Dividends and accretion attributable to redeemable senior preferred stockholders	(12,492)	(10,465)	(47,744)	(36,880)
Net loss attributable to common stockholders	(12,598)	(11,777)	$(49,055)	$(39,030)
Other comprehensive loss
Foreign currency translation adjustments	5	—	(29)	—
Comprehensive loss	$(12,593)	$(11,777)	$(49,084)	$(39,030)

Loss per common share:
Basic and diluted	$(0.16)	$(0.15)	$(0.63)	$(0.50)

Weighted-average common shares outstanding:
Basic and diluted	78,532	77,984	78,333	78,233

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$39,604	$18,454
Restricted cash	11,923	10,582
Accounts receivable, net of allowances	58,551	78,113
Prepaid expenses and other current assets	13,273	11,832
Current portion of notes receivable, net of allowance	1,468	1,471
Settlement assets and customer/subscriber account balances	756,475	532,018
Total current assets	881,294	652,470
Notes receivable, less current portion	3,728	3,191
Property, equipment and software, net	44,680	34,687
Goodwill	376,103	369,337
Intangible assets, net	273,350	288,794
Deferred income taxes, net	22,533	16,447
Other noncurrent assets	13,649	8,437
Total assets	$1,615,337	1,373,363
Liabilities, Redeemable Senior Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$52,643	$51,864
Accrued residual commissions	33,025	35,979
Customer deposits and advance payments	3,934	2,618
Current portion of long-term debt	6,712	6,200
Settlement and customer/subscriber account obligations	755,754	533,340
Total current liabilities	852,068	630,001
Long-term debt, net of current portion, discounts and debt issuance costs	631,965	598,926
Other noncurrent liabilities	18,763	11,643
Total liabilities	1,502,796	1,240,570
Redeemable senior preferred stock, net of discounts and issuance costs	258,605	235,579
Stockholders' deficit:
Preferred stock	—	—
Common stock	77	76
Treasury stock, at cost	(12,815)	(11,559)
Additional paid-in capital	—	9,650
Accumulated other comprehensive loss	(29)	—
Accumulated deficit	(134,951)	(102,208)
Total stockholders' deficit attributable to stockholders of PRTH	(147,718)	(104,041)
Non-controlling interest	1,654	1,255
Total stockholders' deficit	(146,064)	(102,786)
Total liabilities, redeemable senior preferred stock and stockholders' deficit	$1,615,337	$1,373,363

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,311)	$(2,150)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of assets	68,395	70,681
Stock-based, ESPP and incentive units compensation	6,769	6,228
Amortization of debt issuance costs and discounts	3,849	3,521
Deferred income tax	(6,086)	(8,183)
Change in contingent consideration	(1,639)	2,059
Other non-cash items, net	(3,924)	74
Change in operating assets and liabilities:
Accounts receivable	24,471	(19,580)
Prepaid expenses and other current assets	(936)	(160)
Income taxes (receivable) payable	(273)	6,260
Notes receivable	(912)	377
Accounts payable and other accrued liabilities	(3,218)	19,794
Customer deposits and advance payments	1,102	(2,403)
Other assets and liabilities, net	(5,031)	(6,000)
Net cash provided by operating activities	81,256	70,518
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(28,222)	(4,976)
Additions to property, equipment and software	(21,256)	(18,882)
Notes receivable, net	376	(4,662)
Acquisitions of assets and other investing activities	(6,646)	(7,983)
Net cash used in investing activities	(55,748)	(36,503)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issue discount	49,750	—
Debt issuance and modification costs paid	(1,220)	—
Repayments of long-term debt	(6,328)	(6,200)
Borrowings under revolving credit facility	44,000	29,500
Repayments of borrowings under revolving credit facility	(56,500)	(32,000)
Repurchases of Common Stock and shares withheld for taxes	(1,256)	(7,468)
Dividends paid to redeemable senior preferred stockholders	(24,718)	(11,459)
Settlement and customer/subscriber accounts obligations, net	211,077	43,143
Payment of contingent consideration related to business combination	(4,700)	(7,014)
Net cash provided by financing activities	210,105	8,502
Net change in cash and cash equivalents and restricted cash:
Net increase in cash and cash equivalents, and restricted cash	235,613	42,517
Cash and cash equivalents and restricted cash at beginning of period	560,610	518,093
Cash and cash equivalents and restricted cash at end of period	$796,223	$560,610

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$39,604	$18,454
Restricted cash	11,923	10,582
Cash and cash equivalents included in settlement assets and customer/subscriber account balances	744,696	531,574
Total cash and cash equivalents, and restricted cash	$796,223	$560,610

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
SMB Payments:
Revenue	$139,933	$149,880	$582,870	$562,237
Operating expenses	128,825	134,942	536,388	507,371
Operating income	$11,108	$14,938	$46,482	$54,866
Operating margin	7.9%	10.0%	8.0%	9.8%
Depreciation and amortization	$9,563	$11,081	$41,036	$43,925
Key indicators:
Merchant bankcard processing dollar value	$14,570,549	$14,862,635	$59,054,039	$59,440,491
Merchant bankcard transaction count	173,732	160,492	696,203	$636,576
B2B Payments:
Revenue	$21,221	$2,802	$40,726	$18,890
Operating expenses	22,966	3,883	43,261	18,682
Operating income (loss)	$(1,745)	$(1,081)	$(2,535)	$208
Operating margin	(8.2)%	(38.6)%	(6.2)%	1.1%
Depreciation and amortization	$1,197	$303	$2,221	$744
Key indicators:
B2B issuing dollar volume	$215,587	$217,299	$851,948	$814,964
B2B issuing transaction count	259	250	1,087	933
Enterprise Payments:
Revenue	$38,125	$24,873	$132,016	$82,514
Operating expenses	14,242	13,440	58,052	51,577
Operating income	$23,883	$11,433	$73,964	$30,937
Operating margin	62.6%	46.0%	56.0%	37.5%
Depreciation and amortization	$4,196	$6,293	$23,753	$24,892
Key indicators:
Average billed clients	650,280	424,601	556,526	379,725
Average monthly new enrollments	48,643	38,614	51,059	32,013

Operating income of reportable segments	$33,246	$25,290	$117,911	$86,011
Less: Corporate expense	(11,209)	(7,091)	(36,387)	(29,846)
Consolidated operating income	$22,037	$18,199	$81,524	$56,165
Corporate depreciation and amortization	$136	$329	$1,385	$1,120